Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

NEW YORK, NY – March 9, 2020 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announced financial and operating results for the fourth quarter and full year ending December 31, 2019.

Highlights

•	Four Hooks Ranch wells were turned in line on February 7, 2020 (1)

•	218 gross line of sight wells (3.52 net wells) permitted and in active development, an increase of ~25% from November 2019

•	1.20 net wells out of the 3.52 net wells were connected in January and February 2020

•	Continue to average seven rigs running on Falcon’s Eagle Ford position in the fourth quarter 2019 (currently eight rigs running on position)

•	Net production of 4,027 barrels of oil equivalent per day (“boe/d”) during the fourth quarter 2019 (Eagle Ford production 58% oil; total production 50% oil)

•	Fourth quarter 2019 Net Income of $4.4 million (2), or $0.05 per Class A share

•	Adjusted EBITDA of $8.9 million for the fourth quarter 2019 (3)

•	Fourth quarter 2019 dividend of $0.135 per share; the fourth quarter dividend was paid on March 9, 2020 to all shareholders of record on February 25, 2020

•	2020 full year production guidance of 5,300 – 6,100 boe/d supported by current proved developed producing locations and line of sight inventory

(1)

The four recently drilled Hooks Ranch wells will extend the laterals from the Hooks Ranch positions into an adjacent leasehold property where Falcon has a 3.65% Net Revenue Interest (“NRI”). The resulting NRI contribution from the four wells will be approximately 14%

(2)	Net Income shown includes amounts attributable to non-controlling interests
(3)	Please refer to the disclosure on pages 8-9 for the Reconciliation of Net Income to Non-GAAP Measures

Daniel Herz, President and Chief Executive Officer of Falcon commented, “While we are in a challenging period for energy generally, Falcon was designed not only to withstand this kind of environment, but also to outperform.” Mr. Herz continued, “Falcon benefits from the strength of our operators, who have been consistent in their development of our world class inventory. Our 3.52 net line of sight wells are nicely along in their development which should provide for strong production in 2020 even in this challenging environment. Finally, we remain committed to maintaining a strong balance sheet and delivering value to our shareholders.”

Financial Update

Falcon realized prices of $55.88 per barrel (“bbl”) for crude oil, $2.34 per thousand cubic feet (“mcf”) for natural gas and $16.86/bbl for natural gas liquids (“NGL”) during the in the fourth quarter 2019.

Falcon reported Net Income of $4.4 million, or $0.05 per Class A common share, for the fourth quarter 2019, which includes amounts attributable to non-controlling interests. Falcon generated revenue of $13.1 million (approximately 79% oil) for the fourth quarter 2019. The Company reported Adjusted EBITDA (a non-GAAP measure as defined and reconciled on pages 8-9) of $8.9 million for the fourth quarter 2019.

Total cash operating costs for the fourth quarter 2019 were $4.3 million inclusive of an increase of $0.6 million in ad valorem taxes. General and administrative expense for the fourth quarter 2019, excluding non-cash stock-based compensation expense, was approximately $2.5 million, compared to $2.2 million for the third quarter 2019. The increase from the prior quarter was due primarily to an increase in professional fees associated with the annual audit.

As of December 31, 2019, the Company had $42.5 million of borrowings on its revolving credit facility, and $2.5 million of cash on hand, resulting in a net liquidity position of approximately $50.0 million at the end of quarter. Falcon’s Net Debt / LTM EBITDA ratio was 0.76x at December 31, 2019. (4)

(4)

Calculated by dividing the sum of total debt outstanding less cash on hand as of December 31, 2019 by Adjusted EBITDA for the trailing 12-month period, as per Falcon’s credit agreement dated August 23, 2018

Fourth Quarter 2019 Dividend

Falcon’s Board of Directors declared a dividend of $0.135 per Class A share for the fourth quarter 2019. During the fourth quarter 2019, the Company generated pro-forma free cash flow per share of $0.10 (5) (as described and reconciled on page 8-9). The dividend for the fourth quarter 2019 was paid on March 9, 2020 to all Class A shareholders of record on February 25, 2020. The fourth quarter 2019 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

(5)

The pro-forma adjustments assume that the non-controlling interests are converted to Class A common shares, such that approximately 86.2 million Class A shares would be outstanding. The pro-forma Class A shares reflects the dilution from 0.3 million unvested restricted stock awards (RSAs) which receive dividend equivalent rights (“DER”) on a quarterly basis

Operational Results

Falcon’s production averaged 4,027 boe/d during the fourth quarter 2019, of which approximately 50% was oil. Eagle Ford production was approximately 58% oil during the fourth quarter 2019. Falcon had 73 gross wells turned in line (0.59 net wells) with an average NRI of approximately 0.81% during the fourth quarter 2019.

Falcon’s production averaged 4,861 boe/d during the year ended December 31, 2019, of which approximately 50% was oil. Eagle Ford production was approximately 58% oil during the year ended December 31, 2019. Falcon had 194 gross wells turn in line (1.54 net wells) with an average NRI of approximately 0.79% during the year ended December 31, 2019.

Falcon currently has 1,924 producing Eagle Ford wells, and the Company’s average NRI for all producing wells is approximately 1.32%.

As of January 24, 2020, the Company had 218 line of sight wells (3.52 net wells) with an average NRI of 1.62% in various stages of development on Falcon’s Eagle Ford minerals position. The 218 line of sight wells represent an increase of approximately 25% from November 2019. These wells are comprised of the following:

Line of Sight Wells (As of January 24, 2020)

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	90	1.42	1.58%
Waiting on completion	86	0.83	0.96%
Waiting on connection	42	1.27	3.03%

Total line of sight	218	3.52	1.62%

The line of sight wells include four wells on Falcon’s Hooks Ranch location that were connected to production on February 7, 2020, and in total 1.20 of the 3.52 net wells have already turned in line during 2020. Approximately 75% of line of sight wells have development activity or have been turned in line.

During the year ended December 31, 2019, Falcon acquired approximately 147 net royalty acres through 27 transactions in the Eagle Ford Shale for a total cost of approximately $22.6 million. The transactions were funded using cash on hand and availability on the Company’s revolving credit facility.

Reserve Summary for the Year Ended December 31, 2019

As of December 31, 2019, net proved oil and gas reserves were approximately 23.0 million barrels of oil equivalent (MMboe), based on the Securities and Exchange Commission (SEC) average net realized price assumptions of $55.69/bbl for oil, $13.20/bbl for NGL, and $2.58/mcf for natural gas. Falcon’s year end 2019 proved reserves were valued at a PV-10 amount of approximately $488 million, and approximately 67% of the Company’s proved reserves were oil and NGLs.

Summary of proved reserves as of December 31, 2019

	Oil (Mbbl)	Gas (MMcf)	NGLs (Mbbl)	Total MBOE
Proved developed reserves	3,900	18,016	1,230	8,133
Proved undeveloped reserves	8,696	28,254	1,489	14,894

Total proved reserves at December 31, 2019	12,596	46,270	2,719	23,027

Reconciliation of proved reserves for full year 2019

	Oil (Mbbl)	Gas (MMcf)	NGLs (Mbbl)	Total MBoe
Proved reserves at December 31, 2018	15,212	56,185	3,163	27,740
Purchase of reserves in place	32	70	12	56
Extensions and discoveries	215	553	71	378
Reivisions of previous estimates	(1,984)	(6,950)	(230)	(3,373)
Production	(879)	(3,588)	(297)	(1,774)

Proved reserves at December 31, 2019	12,596	46,270	2,719	23,027

Changes in reserves net of production	(1,737)	(6,327)	(147)	(2,940)

Guidance Summary

The Company has provided full year 2020 guidance based upon expectations for producer activity on Falcon’s net royalty positions.

Full Year 2020 Guidance	Guidance Range
Net production per barrel of oil equivalent per day (boe/d)	5,300 - 6,100
% Oil of net production	50% - 55%
Operating costs:
Production and ad valorem taxes (% of revenue)	6.0% - 7.0%
Marketing and transportation ($/boe)	$1.00 - $1.50
Cash general and administrative (6)	$8.5 - $9.0 million
Depletion expense (7) ($/boe)	$6.50 - $7.50

(6)	General and administrative expense above excludes non-cash stock-based compensation expense
(7)	The depletion expense forecast range above is shown on a GAAP basis

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss fourth quarter 2019 results on Tuesday, March 10, 2020 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0701). A replay of the call will be available starting at 2:00 pm ET on March 10, 2020. To access the replay, investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section, or call (888) 539-4649 (International: (754) 333-7735).

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted minerals rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt and Gonzales Counties in Texas. The Company also owns approximately 75,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, resource and production potential, Falcon’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Oil and gas sales	$13,051	$26,301	$68,463	$98,655
Loss on hedging activities	—	—	—	(1,456)

Total revenues	13,051	26,301	68,463	97,199

Expenses:
Production and ad valorem taxes	1,322	1,289	4,262	5,143
Marketing and transportation	463	881	2,396	2,368
Amortization of royalty interests in oil & gas properties	3,113	3,783	12,737	16,962
General, administrative and other	3,185	2,532	11,912	9,544

Total expenses	8,083	8,485	31,307	34,017

Operating income	4,968	17,816	37,156	63,182
Other income (expense):
Gain on the sale of assets	—	—	—	41,382
Other income	31	7	165	46
Interest expense	(650)	(749)	(2,489)	(2,350)

Total other income (expense)	(619)	(742)	(2,324)	39,078

Income before income taxes	4,349	17,074	34,832	102,260
Provision for income taxes	(3)	2,482	3,918	3,292

Income from continuing operations	4,352	14,592	30,914	98,968
Income from discontinued operations	—	—	—	2,139

Net income	4,352	14,592	30,914	101,107
Net income attributable to non-controlling interests	(2,024)	(7,955)	(16,564)	(10,982)

Net income attributable to shareholders/unitholders	$2,328	$6,637	$14,350	$90,125

Class A common shares (basic and diluted)	$0.05	$0.14	$0.31	$0.20 (1)

(1)

Earnings per share for year ended December 31, 2018 is calculated for the Company only for periods subsequent to the transactions with Royal Resources L.P. (the “Transactions”) due to the Transactions being accounted for as a reverse recapitalization

FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,543	$7,317
Accounts receivable	7,889	11,271
Prepaid expenses	1,182	1,524

Total current assets	11,614	20,112
Royalty interests in oil & gas properties, net of accumulated amortization	219,192	209,168
Property and equipment, net of accumulated depreciation	517	—
Deferred tax asset, net	56,352	58,773
Other assets	2,530	3,182

Total assets	$290,205	$291,235

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,206	$521
Credit facility	42,500	21,000
Other non-current liabilities	473	—

Total liabilities	45,179	21,521

Shareholder’s equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	129,127	137,866
Non-controlling interests	115,890	127,029
Retained earnings	—	4,810

Total shareholder’s equity	245,026	269,714

Total liabilities and shareholder’s equity	$290,205	$291,235

Reconciliation of Net Income to Adjusted EBITDA and Pro-forma Free Cash Flow (in thousands, except per share amounts):

	Three Months Ended December 31, 2019	Fully Converted Per Share Basis Three Months Ended December 31, 2019 (1)
Net Income	$4,352	$0.05
Interest expense (2)	650	0.01
Depletion and depreciation	3,142	0.04
Share-based compensation	717	0.01
Income taxes	(3)	—

Adjusted EBITDA	$8,858	$0.11

Interest expense (2)	(650)	(0.01)

Pro-forma Free Cash Flow	$8,208	$0.10

(1)

Per share information is presented on a fully converted basis and includes both the 46.2 million Class A common shares (inclusive of 0.3 million unvested restricted stock awards which receive DERs) and the 40.0 million Class C common shares that are outstanding as of December 31, 2019. As such, Net Income per fully converted share in this schedule is not comparable to earnings per share (EPS) of $0.05 for the period ended December 31, 2019 as shown on the Statement of Operations

(2)	Interest expense includes amortization of deferred financing costs

Calculation of cash available for dividends for the fourth quarter 2019 (in thousands):

Three Months Ended December 31, 2019
Adjusted EBITDA	$8,858

Interest expense	(650)

Net cash available for distribution	$8,208

Cash to be distributed to non-controlling interests	$5,400

Cash to be distributed to Falcon Minerals Corp.	$6,205

Dividends to be paid to Class A shareholders	$6,205

Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as Net Income plus interest expense, net, depletion expense, provision for income taxes and share-based compensation. We define Pro forma Free Cash Flow as Net Income plus depletion expense, provision for income taxes and share-based compensation less cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of Net Income as determined by GAAP. We exclude the items listed above from Net Income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, Net Income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018(1)
Production Data:
Oil (bbls)	183,835	303,460	879,288	1,237,813
Natural gas (boe)	129,896	172,702	598,019	686,279
Natural gas liquids (bbls)	56,797	82,923	296,813	293,086

Combined volumes (boe)	370,528	559,085	1,774,120	2,217,178

Average daily combined volume (boe/d)	4,027	6,077	4,861	6,074
Average sales prices:
Oil (bbls)	$55.88	$65.43	$59.85	$67.14
Natural gas (mcf)	$2.34	$3.63	$2.62	$3.10
Natural gas liquids (bbls)	$16.86	$28.49	$15.45	$25.62
Combined per boe	$35.23	$47.04	$37.54	$46.63
Average costs ($/boe):
Production and ad valorem taxes	$3.57	$2.31	$2.40	$2.32
Marketing and transportation expense	$1.25	$1.58	$1.35	$1.07
Cash general and administrative expense	$6.66	$4.53	$5.28	$4.30
Interest expense, net	$1.75	$1.34	$1.40	$1.06
Depletion	$8.40	$6.77	$7.18	$7.65

(1)

The production data for the year ended December 31, 2018 shown contains certain production that was not contributed to Falcon in the Royal Resources transaction in August 2018, including a portion of this non-acquired production that was sold in February 2018

Falcon Minerals Contact:

Bryan C. Gunderson

Chief Financial Officer

bgunderson@falconminerals.com